Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES FIRST QUARTER 2016 RESULTS

-Net Income of $14.8 million
-Comparable Hotel Total Revenues Increase 6.3%
-Comparable Hotel Adjusted EBITDA Grows 6.1%
-Re-Affirms 2016 Total Revenue and Adjusted EBITDA Guidance
-Increases Quarterly Distribution by 11.8% to $0.19 per Paired Share

CHARLOTTE, N.C. – April 26, 2016 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced consolidated results for the quarter ended March 31, 2016.

First Quarter 2016 Highlights

•	Comparable Hotel Total Revenues grew 6.3% to $287.6 million

•	Comparable Hotel Revenue Per Available Room (“RevPAR”) grew 5.0% to $44.83

•	Comparable Hotel Adjusted EBITDA increased 6.1% to $122.8 million

•	Adjusted Paired Share Income[2] of $25.8 million, or $0.13 per diluted Paired Share

Extended Stay America’s Chief Executive Officer, Gerry Lopez, commented, “We are off to a strong start in 2016, with Comparable Hotel revenue growth of 6.3% -- our fifth consecutive quarter in a row at 5.5% or better -- and RevPAR growth of 5% -- well above the industry, even though we had meaningful renovation displacement.  This outperformance continues to be driven by the success of our initiatives, led by our renovated properties and aided by our newly installed revenue management system, our augmented corporate sales force and our improved customer mix.   This quarter also saw us strengthen our capital structure by refinancing $800 million of outstanding debt maturing in 2017 and 2019 with senior unsecured notes now due in 2025 at very attractive rates.”

Mr. Lopez continued, “As we move through 2016, we expect supply growth to remain low in the segments where we compete, and with limited exposure to urban markets dependent on international travel volumes, our diverse portfolio is well positioned. Looking further ahead, we are continuing our work on the next phase of growth beyond our renovation program and look forward to sharing some of those plans at an Investor Day in June. As a management team, we continue to focus on creating long-term value for our shareholders.”
Financial and Operating Results
Total revenues for the three months ended March 31, 2016 were flat over the comparable period in 2015 at $287.6 million. Comparable Hotel total revenues increased by $16.9 million, or 6.3%, to $287.6 million in the first quarter. Easter’s date shift into the quarter reduced our revenues by approximately 0.6% while the extra day from leap year

1Comparable Hotels include 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for both the three months ended March 31, 2016 and 2015.

Exhibit 99.1

2See "Disclosure Regarding Non-GAAP Financial Measures for an explanation of non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

increased our revenues by approximately 1.2%.

RevPAR for the three months ended March 31, 2016 grew 8.2% over the comparable period in 2015, driven by an improvement in average daily rate (“ADR”) of 9.5% while occupancy declined to 69.5% compared to 70.4% in the comparable period in 2015 due to an increased number of hotel rooms under renovation. Comparable Hotel RevPAR grew 5.0% during the quarter to $44.83 driven by a 5.9% increase in ADR, partially offset by a 70 bps decrease in occupancy.

Hotel Operating Margin2 for the three months ended March 31, 2016 was 50.4% compared to 50.1% in the comparable period in 2015. Comparable Hotel Operating Margin dropped slightly from 50.6% in the comparable period in 2015 to 50.4%. Comparable Hotel operating margin flow-through, defined as the change in Comparable Hotel Operating Profit2 divided by the change in Comparable Hotel total revenues, was 46.4%.

Adjusted EBITDA for the three months ended March 31, 2016 decreased $0.1 million to $122.8 million over the comparable period in 2015. Adjusted EBITDA excludes non-cash equity-based compensation of $2.7 million, non-cash foreign currency transaction gain of $0.9 million and loss on disposal of assets and other expenses of $3.1 million. Comparable Hotel Adjusted EBITDA increased by $7.1 million or 6.1%.

Net income for the three months ended March 31, 2016 was $14.8 million compared to $27.9 million in the comparable period in 2015. Net income in the quarter declined primarily due to the increase in interest expense from refinancing activities and an increase in depreciation expense from our hotel renovation program. Income tax expense for the three months ended March 31, 2016 was $2.9 million compared to $9.0 million in the comparable period in 2015.

Adjusted Paired Share Income for the three months ended March 31, 2016 was $25.8 million, or $0.13 per diluted Paired Share, compared to $30.4 million, or $0.15 per diluted Paired Share, in the comparable period in 2015. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Capital

The Company invested $56.9 million in capital expenditures during the first quarter of 2016 which includes $31.7 million in renovation capital and $23.7 million in maintenance capital. The Company completed 32 hotel renovations in the first quarter of 2016, bringing the total number of renovated hotels to 495.

Exhibit 99.1

Distribution and Share Repurchases

On April 26, 2016, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. declared cash distributions totaling $0.19 per Paired Share for the first quarter of 2016. This represents a $0.02, or 11.8% increase in the combined quarterly distribution. The distribution is comprised of $0.04 per Extended Stay America, Inc. common share and $0.15 per ESH Hospitality, Inc. Class A and B common share. The distributions are payable on May 24, 2016 to shareholders of record as of May 10, 2016.

During the quarter, the Company paid $28.8 million to repurchase approximately 1.9 million Paired Shares. The Company had $171.2 million remaining for repurchases under the combined Paired Share repurchase program at the end of the first quarter of 2016.

2016 Outlook
The Company’s outlook for 2016 is as follows:

•	Total revenues are expected to range from $1.266 billion to $1.290 billion

•	Comparable Hotel total revenues are expected to increase by approximately 4% to 6%

•	Adjusted EBITDA is expected to range from $600 million to $620 million, representing approximately 4.5 % to 8.0% growth over 2015 Comparable Hotel Adjusted EBITDA

•	Depreciation and amortization of $215 million to $220 million

•	Net interest expense of $153 million to $158 million, an increase from our prior guidance due to our refinancing activity

•	Effective tax rate is expected to range between 22.5% and 23.5%, a decrease from our prior guidance

•	Net income is anticipated to range from $151 million to $180 million, reflecting both the higher expected interest expense and reduced effective tax rate

•	Capital expenditures are expected to range from $240 million to $260 million, including $120 to $135 million in hotel renovation capital and approximately $100 million in maintenance capital

Webcast and Conference Call Details

The Company will host a conference call on Tuesday, April 26, 2016 at 9:00 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Exhibit 99.1

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until May 10, 2016, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13632983.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures, including those provided on a Comparable Hotel basis, provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit, net income, net income per share, or cash flow provided by operating activities calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s consolidated financial results prepared in accordance with U.S. GAAP.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2016 outlook, expected performance, free cash flow, debt reduction, distribution growth and growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from future results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 23, 2016 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the

Exhibit 99.1

expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 629 hotels in the U.S. and Canada comprising approximately 69,400 rooms and employs over 8,500 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com

Exhibit 99.1

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015	% Variance
REVENUES:
Room revenues	$283,137	$283,298	(0.1)%
Other hotel revenues	4,421	4,293	3.0%

Total revenues	287,558	287,591	0.0%

OPERATING EXPENSES:
Hotel operating expenses	145,560	144,995	0.4%
General and administrative expenses	24,952	23,500	6.2%
Depreciation and amortization	53,308	49,183	8.4%

Total operating expenses	223,820	217,678	2.8%

OTHER INCOME	18	3	500.0%

INCOME FROM OPERATIONS	63,756	69,916	(8.8)%

OTHER NON-OPERATING (INCOME) EXPENSE	(878)	1,765	(149.7)%

INTEREST EXPENSE, NET	46,985	31,317	50.0%

INCOME BEFORE INCOME TAX EXPENSE	17,649	36,834	(52.1)%

INCOME TAX EXPENSE	2,896	8,974	(67.7)%

NET INCOME	14,753	27,860	(47.0)%

NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	2,293	(6,312)	(136.3)%

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$17,046	$21,548	(20.9)%

CONSOLIDATED BALANCE SHEET DATA
AS OF MARCH 31, 2016 AND DECEMBER 31, 2015
(In thousands)
(Unaudited)

	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$172,430	$373,239
Restricted cash	$186,365	$84,416
Total assets	$4,432,784	$4,528,900
Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,766,771	$2,783,590
Total equity	$1,443,254	$1,488,357

(1) Noncontrolling interests in Extended Stay America, Inc. include approximately 45% of ESH REIT's common equity and 125 shares of ESH REIT preferred stock.

(2) Unamortized deferred financing costs and debt discounts totaled approximately $52.1 million and $35.2 million as of March 31, 2016 and December 31, 2015, respectively.

Exhibit 99.1

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015	Variance
Number of hotels (as of March 31) (1)	629	682	(53)
Number of rooms (as of March 31) (1)	69,383	76,000	(6,617)
Occupancy	69.5%	70.4%	(90) bps
ADR	$64.47	$58.87	9.5%
RevPAR	$44.83	$41.44	8.2%

Hotel Inventory (as of March 31):
Renovated Extended Stay America (2)	495	374	121
Unrenovated Extended Stay America and other (1)	134	261	(127)
Crossland Economy Studios (1)	—	47	(47)
Total number of hotels	629	682	(53)

Renovation Displacement Data (in thousands, except percentages):
Total available room nights	6,316	6,837	(521)
Room nights displaced from renovation	122	76	46
% of available room nights displaced	1.9%	1.1%	80 bps

COMPARABLE HOTEL OPERATING METRICS (3)
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015	Variance
Number of hotels	629	629	—
Number of rooms	69,383	69,383	—
Comparable Hotel Occupancy	69.5%	70.2%	(70) bps
Comparable Hotel ADR	$64.47	$60.85	5.9%
Comparable Hotel RevPAR	$44.83	$42.70	5.0%

Comparable Hotel Inventory:
Renovated Extended Stay America (2)	495	374	121
Unrenovated Extended Stay America and other	134	255	(121)
Comparable Hotel number of hotels	629	629	—

Comparable Hotel Renovation Displacement Data (in thousands, except percentages):
Comparable Hotel available room nights	6,316	6,245	71
Comparable Hotel room nights displaced from renovation	122	76	46
% of Comparable Hotel available room nights displaced	1.9%	1.2%	70 bps

(1) In December 2015, the Company sold a portfolio of 53 hotel properties, six of which were included in "Unrenovated Extended Stay America and other" and 47 of which were included in "Crossland Economy Studios" as of March 31, 2015.

(2) Includes three Extended Stay Canada-branded hotels.

(3) Comparable Hotel operating metrics include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for both the three months ended March 31, 2016 and 2015.

Exhibit 99.1

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016		2015
Net income	$14,753		$27,860
Interest expense, net	46,985		31,317
Income tax expense	2,896		8,974
Depreciation and amortization	53,308		49,183
EBITDA	117,942		117,334
Non-cash equity-based compensation	2,680		2,116
Other non-operating (income) expense	(878)		1,765
Other expenses	3,055	(1)	1,643	(2)
Adjusted EBITDA	$122,799		$122,858
% growth	0.0%

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA(3)
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016		2015
Net income	$14,753		$27,860
Interest expense, net	46,985		31,317
Income tax expense	2,896		8,974
Depreciation and amortization	53,308		49,183
EBITDA	117,942		117,334
Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		(7,132)
Non-cash equity-based compensation	2,680		2,116
Other non-operating (income) expense	(878)		1,765
Other expenses	3,055	(1)	1,643	(4)
Comparable Hotel Adjusted EBITDA	$122,799		$115,726
% growth	6.1%

(1) Includes loss on disposal of assets of approximately $2.9 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of 53 hotel properties.

(2) Includes loss on disposal of assets of approximately $1.6 million.

(3) Comparable Hotel Adjusted EBITDA includes the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for both the three months ended March 31, 2016 and 2015.

(4) Includes loss on disposal of assets of approximately $1.6 million, $0.1 million of which relates to the 53 hotels not owned for entirety of periods presented.

Exhibit 99.1

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO PAIRED SHARE
INCOME, ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(In thousands, expect per Paired Share data)
(Unaudited)

	Three Months Ended
	March 31,
	2016		2015
Net income attributable to common shareholders	$17,046		$21,548
Noncontrolling interests	(2,297)		6,308
Paired Share Income	14,749		27,856
Debt extinguishment costs	9,331		—
Other non-operating (income) expense	(677)		1,334
Other expenses	2,356	(1)	1,242	(2)
Adjusted Paired Share Income	$25,759		$30,432

Adjusted Paired Share Income per Paired Share – basic	$0.13		$0.15
Adjusted Paired Share Income per Paired Share – diluted	$0.13		$0.15

Weighted average Paired Shares outstanding – basic	204,310		204,007
Weighted average Paired Shares outstanding – diluted	204,370		204,379

(1) Includes loss on disposal of assets of approximately $2.9 million pre-tax and transaction costs of approximately $0.2 million pre-tax due to the revision of an estimate related to the sale of 53 hotel properties, which total approximately $2.4 million after-tax.

(2) Includes loss on disposal of assets of approximately $1.6 million pre-tax, which totals approximately $1.2 million after-tax.

Exhibit 99.1

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015		% Variance
Room revenues	$283,137	$283,298		(0.1)%
Other hotel revenues	4,421	4,293		3.0%
Total hotel revenues	287,558	287,591		0.0%
Hotel operating expenses (1)	142,664	143,421		(0.5)%
Hotel Operating Profit	$144,894	$144,170		0.5%
Hotel Operating Margin	50.4%	50.1%		30 bps

NON-GAAP RECONCILIATION OF COMPARABLE HOTEL OPERATING PROFIT AND COMPARABLE HOTEL OPERATING MARGIN(2)
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015		% Variance
Room revenues	$283,137	$283,298		(0.1)%
Other hotel revenues	4,421	4,293		3.0%
Total revenues of hotels not owned for entirety of periods presented	—	(16,949)		(100.0)%
Comparable Hotel total revenues	287,558	270,642		6.3%
Hotel operating expenses (1)	142,664	143,421		(0.5)%
Hotel operating expenses of hotels not owned for entirety of periods presented	—	(9,817)	(3)	(100.0)%
Comparable Hotel operating expenses	142,664	133,604		6.8%
Comparable Hotel Operating Profit	$144,894	$137,038		5.7%

Comparable Hotel Operating Margin	50.4%	50.6%		(20) bps

(1) Excludes loss on disposal of assets of approximately $2.9 million and $1.6 million, respectively.
(2) Comparable Hotel Operating Profit and Comparable Hotel Operating Margin include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for both the three months ended March 31, 2016 and 2015.

(3) Excludes loss on disposal of assets of approximately $0.1 million.

Exhibit 99.1

EXTENDED STAY AMERICA, INC.
COMPARABLE HOTEL TOTAL REVENUES (1) AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA (1)
TWELVE MONTHS ENDED DECEMBER 31, 2015 (ACTUAL) AND 2016 (OUTLOOK)
(In thousands)
(Unaudited)

Twelve Months Ended			Twelve Months Ended December 31, 2016
December 31, 2015			(Outlook)
(Actual)			Low		High
$1,217,354		Comparable Hotel total revenues	$1,266,000		$1,290,000

$283,022		Net income	$151,377		$179,705
137,782		Interest expense, net	158,000		153,000
76,536		Income tax expense	46,501		52,173
203,897		Depreciation and amortization	220,000		215,000
701,237		EBITDA	575,878		599,878
(28,948)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		—
10,500		Non-cash equity-based compensation	14,000		11,000
2,732		Other non-operating expense (income)	(878)		(878)
9,011		Impairment of long-lived assets	—		—
(130,894)		Gain on sale of hotel properties	—		—
10,495	(2)	Other expenses	11,000	(3)	10,000	(3)
$574,133		Comparable Hotel Adjusted EBITDA	$600,000		$620,000
		% growth	4.5%		8.0%

(1) Comparable Hotel total revenues and Comparable Hotel Adjusted EBITDA include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated as of December 31, 2015 and March 31, 2016.

(2) Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million, transaction costs of approximately $0.3 million associated with the sale of hotel properties, and loss on disposal of assets of approximately $9.3 million, $0.3 million of which relates to hotels not owned for entirety of the period.

(3) Includes loss on disposal of assets and other non-operating transaction costs.